COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

CompuCom Systems, Inc.:

We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No. 33-63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No. 333-69051, No. 333-84559, No. 333-48846, No. 333-48904, No. 333-69043, and No. 333-91350) on Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No. 333-12609) on Form S-3 of CompuCom Systems, Inc. of our report dated February 6, 2004, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of CompuCom Systems, Inc.

KPMG LLP

Dallas, Texas

March 12, 2004